FAS Construction Management, Inc.

Consolidated Financial Statements

September 30, 2007 and 2006

FAS Construction Management, Inc.

Table of Contents

Consolidated Financial Statements
Consolidated Balance Sheet
Consolidated Statements of Operations
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  CONSOLIDATED BALANCE SHEET

                  (in thousands, except share data)

                  (unaudited)

ASSETS
Current assets:	September 30, 2007
Cash and cash equivalents	$583
Restricted cash	425
Accounts receivable - trade	914
Accounts receivable - related party	2
Prepaid expenses and other current assets	71
Total current assets	1,995

Property and equipment – net	5,312
Deferred loan costs, net	98
Other investments	144

Total assets	$7,549

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Account payables - trade	$224
Account payables - contractors	1,484
Current maturities of note payable - related party	471
Accrued expenses and other current liabilities	408
Line of credit	365
Deferred revenue	558
Total current liabilities	3,510

Long-term liabilities
Notes payable	5,524
Total long-term liabilities	5,524
Total liabilities	9,034

Commitments and contingencies	-

Stockholders' deficit:
Preferred stock, no par value; no shares issued and outstanding	-
Common stock, no par value; 200,000,000 shares authorized; 8,140,000 issued at September 30, 2007	2,141
Accumulated deficit	(3,626)
Total stockholders' deficit	(1,485)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$7,549

        The accompanying notes are a integral part of these consolidated financial statements.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  CONSOLIDATED STATEMENTS OF OPERATIONS

                  (in thousands)

                  (unaudited)

	For the nine months ended September 30,
	2007	2006

Net service revenues (1)	$4,116	$3,755
Rental income	147	-
Total revenue	4,263	3,755

Cost of services	1,986	1,805

Gross profit	2,277	1,950

Other operating costs:
Selling, general & administrative	1,534	1,161
Depreciation and amortization	107	22
	1,641	1,183

Operating income	636	767

Other income (expense):
Interest income	132	96
Interest expense	(583)	(83)
	(451)	13

Income before taxes	185	780
Income taxes	(20)	-

Net income	165	780
(1) Net service revenue equals gross billings of $175,766 (unaudited) in 2007 ($164,182 in 2006; unaudited) net of funds disbursed of $171,650 (unaudited) in 2007 ($160,427 in 2006; unaudited) - refer to Note 1 revenue recognition for further explanation.

        Notes to financial statements form an integral part of these consolidated financial statements.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                  (in thousands)

                  (unaudited)

	For the nine months ended September 30,
	2007	2006
Operating Activities:
Net income	$165	$780
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	107	22
Amortization of notes payable discount	-	56
Non cash interest expense	-	35
Amortization of deferred loan costs	20	-
Changes in operating assets and liabilities, net of dispositions:
Accounts receivable - trade	(274)	87
Accounts receivable - related party	112	(18)
Prepaid expenses and other current assets	8	(3)
Accounts payable - trade	(191)	106
Change in checks issued in excess of cash	(630)	(1,216)
Accounts payable - contractors	(1,038)	7,379
Accrued expenses and other current liabilities	325	(118)
Deferred revenue	(81)	(246)
Net cash provided by (used in) operating activities	(1,477)	6,866

Investing Activities:
Change in restricted cash	(425)	(175)
Purchase of investment	-	(192)
Investment in other investment	(144)	-
Purchases of property and equipment	(53)	-
Net cash used in investing activities	(622)	(367)

Financing Activities:
Proceeds from notes payable	6,129	674
Repayment of notes payable	(3,800)	(897)
Proceeds from related party notes payable	-	-
Repayment of related party note payable	(26)	(12)
Net activity of line of credit	365	-
Additions to deferred loan costs	(118)	-
Net cash provided by (used in) financing activities	2,550	(235)

Net increase in cash and cash equivalents	451	6,264
Cash and cash equivalents, beginning of period	132	633
Cash and cash equivalents, end of period	$583	$6,897

Supplemental cash flow information:
Cash paid during the year for:
Interest	$568	$88
Income taxes	$-	$-

Supplemental operating cash flow information (unaudited):
Accounts payable - contractor's
Total funds received	$171,650	$167,739
Total funds disbursed	$(172,688)	$(160,360)

Supplemental non cash investing and financing activity:
Exchange of related party debt and accrued interest for common stock	$-	$1,201
Exchange of preferred stock for common stock	$-	$1

         -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Business Description

FAS Construction Management, Inc., a Texas corporation, (“FAS” or the “Company”) derives substantially all of its revenue through construction consulting and risk management services for the real estate lending industry. FAS was established in 1995 for the purpose of bringing financial integrity and proactive problem solving to the construction process. Since that time, FAS has been assisting owners, lenders and contractors with construction projects throughout the United States, Mexico, Canada, Caribbean and South America.  FAS currently offers the following services:
•
Construction Management Advisor (CMA) services are generally provided to development clients. FAS helps the clients develop contract documents and selection criteria for architectural/engineering services. FAS helps the clients develop construction contract documents and selection criteria for either general contractors or multi-prime trade contractors. FAS helps the clients bid and analyze contracts for construction. FAS also administers the contracts, monitors the construction schedule for progress and payment, collects required documentation and permits on behalf of the clients.

•
Construction Risk Management (CRM) services consist of: (i) Initial Project Reviews (IPR) to determine level of risk and completeness of construction contract documents and relative viability of construction pricing compared to market experience, (ii) Pay Application Reviews (PAR) to determine actual project completion and material costs compared to contractor progress billings, and (iii) Full CRM services including direct management of all construction loan funding and disbursement of payments to contractors and suppliers. CRM services are generally provided to construction lenders

STC Holdings, Inc. (“STC”) was acquired by FAS in June 2006.  STC owns the property located at 10226 San Pedro Ave. in San Antonio, Texas (the “Property”).  The Property consists of a two-story, 32,000 square foot building and one other building bringing the total footage to 50,000. STC is a holding company with limited assets and operations other than the Property and related debt.

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principals and to general practices within the industry. The financial statements of the Company have been prepared on the accrual basis of accounting.  The consolidated financial statements include the accounts of FAS and its wholly-owned subsidiary STC.  These companies are collectively referred to as the “Company”.  All significant inter-company balances and transactions have been eliminated in consolidation.

         -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Basis of Presentation and Principles of Consolidation (continued)

In December 2006, the Company entered into a stock purchase agreement related to the common stock of STC in exchange for $2 million.  The Company was required to purchase a certificate of deposit with the proceeds.    The certificate of deposit is classified as restricted cash in the December 31, 2006 balance sheet.  Included in the agreement is a call/put option allowing the owner of STC to require that the Company repurchase 100% of the common shares of STC and allowing FAS the right to require the owner to sell 100% of the common stock to FAS. FAS executed a security agreement granting a security interest in the certificate of deposit to the owner of the shares for the purpose of securing the performance of the obligations of FAS to the owner pursuant to the put option. As a result of the call/put option, the Company has accounted for the stock purchase agreement as a financing transaction.  As of December 31, 2006, the Company has consolidated the assets and liabilities of STC and recorded a $2 million purchase obligation liability related to the repurchase option.  In April 2007, the Company repurchased 100% of the common stock of STC for $2.2 million.  The difference between the original sale and subsequent repurchase price of $200,000 was recorded as interest expense.

A summary of the significant accounting policies followed by the Company in preparation of the accompanying financial statements is set forth below:

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Credit Risk

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company is potentially subject to credit risk with its cash equivalents.  Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. The majority of the Company’s cash and cash equivalents are placed with one financial institution. In addition, the balances maintained with this institution exceed the maximum insurable amount under FDIC guidelines.  Although the balances in these accounts exceed the federally insured limit from time to time, the Company has not incurred losses related to these deposits.

In conjunction with obtaining financing the Company has posted $425 thousand in reserves as of September 30, 2007 with financial institutions. As access to these funds is restricted by the terms of the lending agreement, the Company has recorded these amounts as restricted cash.
Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company’s services are offered on a fixed-price or time-and-materials basis. The Company derives its revenues primarily from construction management advisory services and construction risk management services. The Company does not recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the Company’s price to the buyer is fixed or determinable; and collectability is reasonably assured. Revenue with respect to fixed-price contracts is recognized and billed upon the achievement of specified milestones identified in the related contracts. Revenue with respect to time-and-material contracts is recognized and billed when the service is complete.

Service Revenue
The company recognizes revenue from the sale of Construction Management Advisory Services (“CMA”) to real estate developers through contract arrangements and Construction Risk Management Services (“CRM”) to construction lenders.

➢	The Company recognizes revenue for CMA services to real estate developers, based on contract arrangements, on a fee basis.
➢
The Company recognizes revenue from CRM Pay Application Review (PAR) services which are services to determine actual project completion and material costs compared to contractor progress billings on a fee basis.

➢
The Company recognizes revenue from CRM Initial Project Review (IPR) services which are services to determine the level of risk and completeness of construction contract documents and relative viability of construction pricing compared to market experience on a fee basis.

➢	The Company recognizes revenue from Full CRM services which includes direct management of all construction loan funding and disbursement of payment to contractors and suppliers on a net fee basis.

Interest Income
Associated with the full CRM services, FAS receives funds into its Contractor’s Funds cash account. Earnings associated with holding these funds for the nine months ended September 30, 2007 was approximately $132 thousand ($96 thousand in 2006).

         -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

The following illustrates billings reported on a gross basis for nine months ended September 30, 2007 (unaudited):

	Full CRM services	CMA, IPR and PAR services	Total services
Billings
Gross funds collected	$171,650	$-	$171,650
Fees earned	1,030	3,086	4,116
Total billings	172,680	3,086	175,766

Gross funds disbursed	171,650	-	171,650
Cost of services	497	1,489	1,986
Total cost of services	172,147	1,489	173,636

Gross profit	533	1,597	2,130

Interest income	132	-	132

Total gross profit and interest income	$665	$1,597	$2,262

         -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Rental Income
STC derives its revenues from tenant rents.  Tenant rents include base rents and expense reimbursements.  Lease agreements contain provisions that require tenants to reimburse a pro rata share of real estate taxes and other common costs.  STC recognizes revenue on tenant rents using the straight-line method over the term of the lease.

Deferred Revenue

Deferred revenue represents revenue and fee-for-service income allocated to future operations. Advance payments received are classified as deferred revenue until earned.

Trade Accounts Receivable

Substantially all of the Company’s trade receivables are related to the construction management industry. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings.  Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables.  The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Property and Equipment

Property and equipment, when acquired, are recorded at cost.  Depreciation is calculated on the straight-line method based on the following estimated useful lives: building – 35 years, furniture, fixtures and computer equipment – 5 to 10 years, office equipment – 7 years, automobiles/machinery – 5 years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The Company capitalizes costs to build or remodel its building that extends the life of the building. Depreciation expense was $107 thousand for the nine months ended September 30, 2007 ($0 in 2006).

         -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

Assets that are held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets. Assets held for sale are carried at the lower of carrying amount or fair value less selling costs.

Fair Value of Financial Instruments

Fair values of financial instruments were estimated by the Company using the following methods and assumptions:

•	Carrying amounts approximate fair values of the following instruments because of the short maturity and/or frequent repricing of those instruments:

–	Cash
–	Accounts receivable, including trade, contractor’s, notes, and officer receivables
–	Accounts payable, including contractors
–	Notes payable

•
The carrying value of the Company’s long-term debt is estimated to approximate fair value based on the quoted market prices for the same or similar issues or on the current rates available to the Company for debt of the same remaining maturities with similar collateral requirements.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes.  This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.

         -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

A tax law change in Texas became effective for the Company’s fiscal year ended June 30, 2007.  Under the new law, the tax is based on taxable margin, as defined under the law, and is computed on total gross revenues reduced by the greatest of three defined amounts, rather than being based on federal taxable income.
The Company has established valuation allowances equal to the total gross deferred tax assets, excluding the deferred tax asset related to the Texas Margin Tax temporary credit carryover, due to uncertainties regarding the realization of deferred tax assets based on the Company’s lack of earnings history.

Deferred Loan Costs

Deferred loan costs consist of direct costs attributed to obtaining interim or permanent financing. The costs are amortized to expense over the life of the related borrowings.  Amortization expense for the nine months ended September 30, 2007 and 2006 was $20 thousand and zero, respectively and is included in interest expense in the accompanying statement of operations.

Advertising Costs

Advertising costs were $8 thousand and $2 thousand for the nine months ended September 30, 2007 and 2006, respectively. Advertising costs are expensed as incurred.

Note 2: Notes Payable

The Company executed a Promissory Note (“Note”) dated April 5, 2007 in the original principal amount of $5,500,000 in favor of Capmark Finance, Inc., a California corporation (“Lender”). The Note is governed by the terms and conditions set forth in a Loan Agreement dated April 5, 2007 which provide, among other things for: (i) a maturity date of April 9, 2010; (ii) payment monthly of interest only until the maturity date at LIBOR plus two percent. The rate as of September 30, 2007 was 7.875%.; (iii) payment on the maturity date of all unpaid principal and interest; (iv) the Company is given the right to extend the maturity date for two additional 12-month terms; (v) the Company may prepay the Note; (vi) the repayment of the Note is secured by the Property only, there being no personal liability to the Company.

During 2007, the Company capitalized $118 thousand of direct costs to obtain permanent financing which is being amortized over the life of the Capmark note payable.

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 3: Related Party Transactions

The Company has an unsecured note payable to a related party due June 12, 2008, plus interest at a fixed rate of 8.25%.  Balance as of September 30, 2007 totaled $471 thousand.

In June 2006, the Company purchased STC Holdings, Inc. (“STC”), the owner of the property located at 10226 San Pedro Ave., in San Antonio, Texas. The Company received 100% of the common stock of STC in exchange for a payment of $192 thousand in cash and the issuance of a related party note payable due to a shareholder of $519 thousand. The excess of the amount paid for the common stock of STC over the net equity of STC was recorded as an addition to the carrying value of the property.

The Company entered into a stock purchase agreement with certain shareholders of the Company whereby related party notes payable of $750 thousand and related accrued interest of $452 thousand were converted to 1,085,700 shares of common stock and 800 shares of the Company’s preferred stock were cancelled.

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 4: Consolidating Balance Sheet Information
	September 30, 2007
	FAS	STC	Eliminations	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$583	$-	$-	$583
Restricted cash	-	425	-	425
Accounts receivable - trade	914	-	-	914
Accounts receivable - related party	-	137	(135)	2
Prepaid expenses and other current assets	71	-	-	71
Total current assets	1,568	562	(135)	1,995

Property and equipment – net	211	4,660	441	5,312

Investment in subsidary	710	-	(710)	-
Deferred loan costs, net	-	98	-	98
Other Investments	144	-	-	144

Total assets	$2,633	$5,320	$(404)	$7,549

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Account payables - trade	$166	$58	$-	$224
Account payables - contractors	1,484	-	-	1,484
Account payable - intercompany	135	-	(135)	-
Current maturities of note payable - related party	471	-	-	471
Accrued expenses and other current liabilities	311	97	-	408
Line of credit	365	-	-	365
Deferred revenue	543	15	-	558
Total current liabilities	3,475	170	(135)	3,510

Long-term liabilities
Notes Payable	24	5,500	-	5,524
Total long-term liabilities	24	5,500	-	5,524

Total liabilities	3,499	5,670	(135)	9,034

Commitments and contingencies	-	-	-	-

Stockholders' deficit:
Preferred stock, no par value; no shares issued and oustanding	-	-	-	-
Common stock, no par value; 200,000,000 shares authorized; 8,140,000 issued at December 31, 2006	2,141	1	(1)	2,141
Accumulated deficit	(3,007)	(351)	(268)	(3,626)
Total stockholders' deficit	(866)	(350)	(269)	(1,485)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,633	$5,320	$(404)	$7,549

         -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 5: Consolidating Income Statement Information

	For the nine months ended September 30, 2007
	FAS	STC	Eliminations	Consolidated

Net service revenues	$4,116	$-	$-	$4,116
Rental income	-	370	(223)	147
Total revenues	4,116	370	(223)	4,263
Cost of services	1,986	-	-	1,986

Gross profit	2,130	370	(223)	2,277

Other operating costs:
Selling, general & administrative	1,696	61	(223)	1,534
Depreciation and amortization	12	95	-	107
	1,708	156	(223)	1,641

Operating income	422	214	-	636

Other income (expense):
Interest income	132	-	-	132
Interest expense	(256)	(327)	-	(583)
	(124)	(327)	-	(451)

Income before taxes	298	(113)	-	185
Income taxes	(20)	-	-	(20)

Net income	$278	$(113)	$-	$165

Note 6: Subsequent Events

On October 2, 2007, MDI, Inc. (“MDI”), a Delaware corporation, entered into a Stock Purchase Agreement with the Company and each of the owners of the outstanding and issued shares of the Company (the “Sellers”), pursuant to which MDI agreed to purchase from the Sellers all of the outstanding and issued shares of the Company.  The transaction, as described above, closed on October 19, 2007 and MDI issued to the Sellers 5,000,000 shares of its common stock. On October 19, 2007, the closing bid price of the MDI shares was $0.85 resulting in a market price valuation of $4.3 million. The combined companies will be headquartered in the MDI building located at 10226 San Pedro Avenue, San Antonio, Texas and they will maintain their current employee base at this location. The Company will operate as a wholly owned subsidiary of MDI.

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

                  (unaudited)

Note 6: Subsequent Events (continued)

On October 8, 2007, all of the shares of STC were sold to Ridgemont Investment Group LLC.  MDI then purchased all the shares of STC, the owner of the land and buildings located at 10226 San Pedro Avenue in San Antonio, Texas which includes MDI’s headquarters and operational facilities. The purchase price was 3,306,122 shares of MDI, Inc. stock. On October 8, 2007, the closing bid price of the MDI shares was $0.84 resulting in a market price valuation of $2.8 million and assumption of $5.5 million in debt.